Exhibit 99.1

FOR IMMEDIATE RELEASE

Velo3D Secures Department of War Contract Valued at $32.6M to Eliminate Critical Defense Manufacturing Bottleneck

Award supports DIU’s Project FORGE to accelerate production of a critical munitions program through advanced additive manufacturing

FREMONT, Calif. – December 22, 2025 – Velo3D, Inc. (NASDAQ: VELO), a leading additive manufacturing technology company for mission-critical metal parts has entered into an Other Transition Agreement (OTA) contract with the U.S. Department of War’s (DoW) Defense Innovation Unit (DIU) in support of a major weapon system program of record. The contract, with a total value of $32.6 million, supports DIU’s Foundry for Operational Readiness and Global Effects or “Project FORGE.”

Project FORGE is charged with identifying solutions to the current problem of major manufacturing bottlenecks for certain traditionally manufactured parts and platforms within the U.S. defense industrial base. These production bottlenecks prevent the throughput necessary to scale a critical DoW weapon system program. Velo3D will work with DIU, the U.S. Navy and a key industry prime to prototype and qualify additively manufactured (AM) components that will allow the DoW to efficiently scale the AM solution to remove the bottleneck and increase production rates for this critical program.

“We are excited for the collaboration between DIU and industry partners like Velo3D to develop and qualify the AM solution needed to resolve a critical production backlog,” said Mr. Derek McBride, Program Manager, DIU. “The combination of DIU’s expertise in rapidly responding to some of the DoW’s most difficult challenges and Velo3D’s capabilities as an advanced additive manufacture, is the type of close collaboration we need with our Defense Industrial Base to support the warfighter.”

The contract leverages Velo3D’s Rapid Production Solution (RPS) to quickly prototype alternatives to traditional subtractive manufacturing methods. Additionally, the agreement includes an option to explore development of the largest format Laser Powder Bed Fusion (LPBF) printing capability within the U.S. to support AM needs not currently possible within the U.S. industrial base. Velo3D’s RPS leverages its systems, expertise and surge capacity solutions to enable scalable production of mission-critical components that would significantly enable the DoW’s efforts to reduce manufacturing bottlenecks.

“As the only U.S.-based industrial scale OEM with domestically developed Laser Powder-Bed Fusion technology, Velo3D is absolutely honored for the opportunity to collaborate with the DoW, DIU, the Navy to ultimately deliver a solution that supports the warfighter,” said Dr. Arun Jeldi, CEO of Velo3D. “Through our Rapid Production Solution, we are providing faster part delivery, enhanced reliability and the surge capacity needed to meet evolving defense demands.”

All Velo3D Sapphire® printers are assembled in the United States and capable of printing parts up to 600mm in diameter and one meter in height repeatably across the entire fleet of Velo3D Sapphire® printers. This advancement significantly expands addressable applications, enabling larger part production while offering the many benefits of LPBF technology, such as higher fidelity printing and Velo3D’s best in class layer-by-layer in-situ process monitoring.

Velo3D’s systems meet DoD cybersecurity standards and can connect securely to military networks, ensuring integrity and security for critical manufacturing operations.

About the Department of War’s (DoW) Defense Innovation Unit (DIU):

The Defense Innovation Unit (DIU) plays a pivotal role in accelerating the adoption of cutting-edge commercial technologies across the U.S. military while strengthening the nation’s defense industrial base. Through rapid contracting pathways and close engagement with non-traditional companies, DIU expands the pool of qualified suppliers and drives critical innovation into priority capability areas. By identifying emerging technology gaps, fostering partnerships with commercial industry and enabling faster prototyping and fielding, DIU helps build a more resilient, diverse and modernized industrial base that can meet the evolving needs of the warfighter. For more information, visit https://www.diu.mil/

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire® family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion® manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2024. For more information, please visit Velo3D.com, or follow the company on LinkedIn or X.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected benefits and gross proceeds of the OTA agreement and the Company’s other expectations, hopes, beliefs, intentions, or strategies for the future. These statements are based on current expectations, estimates and projections made by management about the Company’s business, industry and other conditions affecting its financial condition, results of operations and business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the Securities and Exchange Commission . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by applicable law.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

All Rights Reserved © Velo3D, Inc.

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